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EXHIBIT 21


                              LIST OF SUBSIDIARIES


MAJOR TREES - AN ARIZONA CORPORATION

TEXAS LANDSCAPE CENTER - A TEXAS CORPORATION

S&S PLANT FARM - A TEXAS CORPORATION